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                                                                      EXHIBIT 5

                             BAKER & HOSTETLER LLP
                             65 EAST STATE STREET
                                  SUITE 2100
                             COLUMBUS, OHIO 43215
                        (614) 228-1541 (GENERAL NUMBER)
                       (614) 462-2616 (TELECOPY NUMBER)

                                 JUNE 15, 1998

American Dental Partners, Inc.
301 Edgewater Place
Suite 320
Wakefield, Massachusetts 01880

Ladies and Gentlemen:

  We are acting as counsel to American Dental Partners, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on
Form S-4 (File No. 333-    ) (the "Registration Statement"), filed by the
Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 750,000 shares of Common Stock, $0.01 par value, of the Company (the "Shares") and $25,000,000 aggregate principal amount of Subordinated Promissory Notes of the Company (the "Subordinated Notes"). The Shares and the Subordinated Notes are hereinafter collectively referred to as the "Securities."

  In connection therewith, we have examined the Company's Second Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the records, as exhibited to us, of the corporate proceedings of the Company, and such other documents and records as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

  Based upon the foregoing, we are of the opinion that:

    1. The Securities have been duly authorized;

    2. The Securities, when sold in the manner contemplated by the Registration Statement, will be legally issued and fully paid and nonassessable; and

    3. The Subordinated Notes, when sold in the manner contemplated by the Registration Statement, will be binding obligations of the Company.

  We consent to the filing of this opinion as exhibit to the Registration Statement and the reference to us under the caption "Validity of Common Stock" in the Prospectus which is part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Baker & Hostetler LLP

                                          BAKER & HOSTETLER LLP